Exhibit 99.1

VYNE Therapeutics Enrolls First Patient in Clinical Trial of FMX114 for the Treatment of Mild-to-Moderate Atopic Dermatitis

Important milestone achieved as part of the Company’s new corporate strategy to develop treatments for immuno-inflammatory diseases

Topline results anticipated in early Q1 2022

BRIDGEWATER, N.J., October 19, 2021 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced that it has enrolled the first patient in its Phase 1b/2a clinical trial evaluating FMX114 for the treatment of mild-to-moderate atopic dermatitis (AD).

FMX114 is VYNE’s proprietary investigational combination gel formulation of tofacitinib and fingolimod. The product is being developed to address both the source and cause of inflammation in AD by developing a distinct combination of tofacitinib (a Janus kinase inhibitor aimed at reducing inflammation by inhibiting cytokine release from inflammatory cells) and fingolimod (a Sphingosine 1-phosphate receptor modulator) which approaches the reduction of inflammation by inhibiting migration of inflammatory cells, and in addition may also directly support skin barrier recovery. FMX114 has the potential to be the first topical combination JAK inhibitor for the treatment of AD as well as the first topical product in clinical development that utilizes the sphingosine 1-phosphate receptor mode of action.

The planned 25 patient Phase 2a study comparing the safety and efficacy of FMX114 gel with vehicle gel will also incorporate a preliminary Phase 1b evaluation of the safety and pharmacokinetics of FMX114 in 6 patients with mild to moderate atopic dermatitis for up to two weeks.

Dr. Iain Stuart, Chief Scientific Officer of VYNE, stated, “With FMX114, VYNE is further leveraging our extensive drug development capabilities by providing another unique targeted therapy with difficult-to-formulate active ingredients. FMX114 has been specifically designed to mitigate systemic exposure to tofacitinib and fingolimod while concentrating their respective anti-inflammatory and barrier repair properties in the skin. In light of the FDA’s recent review of the oral JAK inhibitor class for the treatment of several systemic autoimmune diseases, we believe it’s important to characterize the preliminary safety and pharmacokinetic profile of FMX114. The Phase 1b portion of the study will generate meaningful data as we advance the product into the Phase 2a portion for broader safety and efficacy evaluation.”

“FMX114 is an important addition to VYNE’s clinical development pipeline, and we are pleased to have enrolled the first patient in this trial,” said David Domzalski, Chief Executive Officer of VYNE. “Advancement of this innovative combination product is consistent with our corporate mission to improve the lives of patients by developing proprietary and differentiated therapies.  We look forward to providing additional updates on the progress of our FMX114 program and anticipate topline results early in the first quarter of next year.”

The Phase 1b/2a study is a randomized, double-blinded trial designed to compare the safety and efficacy of FMX114 gel with vehicle gel. The study is expected to enroll 31 subjects, with each subject serving as their own control. The enrollment criteria specifies that subjects must have two comparable target AD lesions for treatment upon entry. Participants will have FMX114 gel applied to one of these lesions and vehicle gel to the other. Six subjects will be initially treated twice daily with FMX114 and vehicle for up to two weeks to evaluate preliminary safety of FMX114 and the pharmacokinetics of tofacitinib, fingolimod and fingolimod 1-phosphate. A further 25 subjects will receive FMX114 and vehicle treatment applied twice daily for four weeks in a double-blinded phase of the study to further evaluate safety, pharmacokinetics and efficacy. After completion of this phase, these subjects may continue into a two-week open-label treatment phase and will be able to apply the active drug to both lesions. For more information, refer to ClinicalTrials.gov Identifier: NCT04927572.

About Atopic Dermatitis

Atopic dermatitis (AD) is a chronic, severe form of eczema that is characterized by the appearance of dry, red, and itchy skin. AD most commonly affects the cheeks, arms, and legs. Flare ups often occur and symptoms can worsen leading to more-intense itching and more open sores. AD flares are triggered by stress, temperature changes, sweat, various skin irritants, and allergies. AD can have a wide-ranging impact on quality of life and there is a substantial monetary burden from direct and indirect costs to this patient population. While AD happens most often in children, it can develop at any point in a person’s lifetime and affects approximately 30 million people in the U.S. alone. Approximately 22 million of those diagnosed are on treatment, with 19 million registering mild to moderate disease. The rashes tend to flare and go away, but then come back again.  According to Symphony Health data, there were over 7 million prescriptions written in 2019 alone for the treatment of AD.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative, and differentiated therapies for the treatment of immuno-inflammatory conditions.

With expertise in topical medicine innovation as a springboard, VYNE is working to develop and commercialize a variety of therapies for major immuno-inflammatory conditions and rare skin diseases with high unmet medical need. The Company’s unique and proprietary pipeline includes Phase 3 ready FCD105 (3% minocycline and 0.3% adapalene) for the treatment of moderate-to-severe acne vulgaris, FMX114 for the treatment of mild-to-moderate atopic dermatitis and a library of bromodomain & extra-terminal domain inhibitors in both topical and oral forms for the treatment of major immuno-inflammatory conditions and rare skin diseases. VYNE has received FDA approval for AMZEEQ® (minocycline) topical foam, 4%, the world’s first topical minocycline, and for ZILXI® (minocycline) topical foam, 1.5%, the first minocycline product of any kind to be approved by the FDA for use in rosacea. For more information about our approved products, please see AMZEEQ’s Full Prescribing Information at AMZEEQ.com and ZILXI’s Full Prescribing Information at ZILXI.com.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development and commercialization of VYNE’s product candidate, FMX114, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the outcome and cost of preclinical and clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s preclinical and clinical trials are not sufficient to support registration or marketing approval of product candidates; adverse events associated with the development and commercialization of FMX114 or VYNE’s approved products; the COVID-19 pandemic and its impact on our business operations and liquidity including our ability to progress a preclinical or clinical trial; the size of the atopic dermatitis market; the potential patient base and commercial potential of FMX114, VYNE’s approved products or any of VYNE’s other product candidates; risks of potential litigation by third-parties regarding infringement of third-party intellectual property; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the dermatology markets; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.